1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700
                                                         Fax: 215-619-7841

Contacts:
Ian Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253


                              For Immediate Release

                           C&D TECHNOLOGIES ANNOUNCES
                      FOURTH QUARTER AND FULL YEAR RESULTS
                              AND REGULAR DIVIDEND

Blue Bell, PA - April 10, 2006 - C&D Technologies, Inc. (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, industrial and motive applications, today announced financial results for the fourth quarter and year ended January 31, 2006.

For the quarter, the Company reported a net loss of $20 thousand, break-even on a diluted share basis, on revenues of $124.5 million. Excluding the impact of asset impairments and related environmental accruals from both periods, operating income was down approximately $1.9 million quarter over quarter, driven principally by higher lead costs.

For the year, the Company lost $60.7 million, or $2.39 per diluted share, on revenues of $497.4 million. Excluding the impact of asset impairments and related environmental accruals from both periods, operating income was down approximately $16.8 million year over year. Higher lead costs, severance and costs associated with the Company's RoHS compliance efforts, including inventory write-downs recorded in the Company's third quarter were the principal drivers.

The Company also announced that its Board of Directors declared, at its recent meeting, its regular fourth quarter cash dividend of 1.375 cents per share, payable on May 12, 2006, to stockholders of record as of the close of business on April 28, 2006.

In commenting on the financial results for the year, Dr. Jeffrey A. Graves, President and CEO of the Company, said, "fiscal year 2006 was challenging for C&D Technologies, but we are grateful that we exited the year with our competitive position enhanced on a global basis. We took decisive action to deal with the many issues that faced the company during the year. We successfully integrated the companies we acquired in 2005 with our legacy Power Electronics business, and in the fourth quarter our Power Electronics Division posted record revenues and significantly turned around its profitability. This growth has been driven by improved execution of our operations team in Asia and an intense focus on meeting customer expectations. Exiting the year, our Motive Power Division is beginning to rebound, with two consecutive quarters of healthy sequential revenue increases. Our Reynosa, Mexico manufacturing facility ramped up and today is manufacturing all of our msENDUR(TM) and MSE 2 volt valve regulated sealed batteries and V-LINE (TM) and EM-LINE (TM) batteries for motive applications. Our confidence in the Reynosa team is evidenced by our recently announced plan to move the balance of our Motive Power manufacturing to that facility."

Dr. Graves continued, "Our biggest disappointment was that increasing raw material costs outstripped our ability to recapture lost margin through price increases. To address the continued run-up in lead and other commodity costs, such as copper and plastics, in January we announced a further, across the board price increase of 8 percent, which was effective for orders placed after March 1, 2006. The benefits of such pricing actions clearly are not reflected in our fourth quarter results."

Motive Power  Division:

In the fourth quarter, the Motive Power Division posted total net sales of $14.5 million, and an operating loss of $3.1 million. Excluding asset impairments and related environmental accruals, operating losses were approximately $1.0 million lower quarter over quarter as benefits from our November announced pricing began to come through. While operating results in Motive Power were pressured by rising commodity raw material costs, the Division posted its second consecutive quarter of sequential topline growth.

Dr. Graves stated, "Our first priority for the Motive Power Division was to stabilize revenues and protect market share, and we accomplished this goal in the latter half of fiscal year 2006. Now, we continue to work hard to make sure we have the right resources in place from a sales channel, quality, customer service and manufacturing standpoint. While there is much heavy lifting still to do, we remain optimistic that the Motive Power Division can be restored to profitability by fiscal year 2008. The recently-announced transition of the balance of Motive's manufacturing to our Reynosa facility, which we believe is the premier, low-cost battery manufacturing facility in North America, will be a key to achieving this goal."

Standby Power Division:

In the fourth quarter, the Standby Power Division posted total net sales of $59.1 million, and operating income of approximately $2.0 million. Excluding asset impairments and related environmental accruals, operating income was down approximately $3.9 million quarter over quarter. Raw material prices, principally lead, negatively impacted divisional results during the fourth quarter.

In commenting on the Standby Power Division results, Dr. Graves stated, "In the Standby Power Division, some missed opportunities on the top line as well as higher lead costs put a damper on our short term financial results. In mid-March we made changes in both operating and sales leadership, an action I believed was necessary to accelerate the improvements we needed to execute on our plans. I am personally overseeing the division until we name permanent replacements. While clearly not satisfied with the recent financial performance of this division, I am pleased with the progress we are making in reestablishing our focus on driving our position in the marketplace as a technology and quality leader and the planned launch of new products later in the year to support our top line goals."

Power Electronics Division:

In the fourth quarter, the Power Electronics Division posted total net sales of $51 million and an operating loss of $451 thousand. Double digit revenue increases on both a year-over-year and sequential basis were offset by RoHS compliance costs and the unfavorable affect of year end physical inventory adjustments.

Dr. Graves commented, "Power Electronics posted strong sales gains and a record quarter, the first-ever quarter of over $50 million revenues. We continue to hear good things from customers about how they appreciate our world-class product design capabilities. Now, the challenge is to get the right low-cost manufacturing strategy in place and to better manage our supply chain. One of the key steps in our execution of these improvements was our announcement last week of our transition away from Celestica. Over the next nine months, we will be executing a transition plan that will move third-party manufacturing of our Power Electronics products to three world-class manufacturers throughout the Asia-Pacific region, which we expect to improve our competitiveness as well as delivery reliability."

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2006, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.
SOURCE: C&D Technologies, Inc.

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   January 31,
                    (Dollars in thousands, except par value)

                                                                                          2006        2005 *
------------------------------------------------------------------------------------ ------------- -----------
ASSETS
Current assets:
   Cash and cash equivalents                                                         $  25,693     $  26,855
   Accounts receivable, less allowance for doubtful accounts
     of $2,889 in 2006 and $2,018 in 2005                                               78,420        73,136
   Inventories                                                                          83,803        77,272
   Deferred income taxes                                                                 3,430        14,481
   Prepaid taxes                                                                         6,838         1,644
   Other current assets                                                                  8,892         2,008
------------------------------------------------------------------------------------ ------------- -----------
     Total current assets                                                              207,076       195,396


Property, plant and equipment, net                                                      91,041       104,130
Deferred income taxes                                                                      401           287
Intangible and other assets, net                                                        38,450        83,863
Goodwill                                                                                81,451        97,247
------------------------------------------------------------------------------------ ------------- -----------
     TOTAL ASSETS                                                                    $418,419        $480,923
------------------------------------------------------------------------------------ ------------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                                                   $  1,038    $     1,389
   Accounts payable                                                                    50,199         34,808
   Book overdrafts                                                                         71          8,674
   Accrued liabilities                                                                 23,440         24,254
   Other current liabilities                                                           35,578         10,374
------------------------------------------------------------------------------------ ------------- -----------
     Total current liabilities                                                        110,326         79,499


Deferred income taxes                                                                  11,660         12,216
Long-term debt                                                                        133,067        135,004
Other liabilities                                                                      24,051         36,705
------------------------------------------------------------------------------------ ------------- -----------
      Total liabilities                                                               279,104        263,424
------------------------------------------------------------------------------------ ------------- -----------

Commitments and contingencies

Minority interest                                                                       8,498          8,171

Stockholders' equity:
   Common stock, $.01 par value, 75,000,000
     shares authorized; 28,828,428 and 28,714,973
     shares issued in 2006 and 2005, respectively                                         288            287
   Additional paid-in capital                                                          72,599         71,956
   Treasury stock, at cost, 3,380,102 and                                             (47,094)       (47,151)
     3,368,676 shares in 2006 and 2005, respectively
   Accumulated other comprehensive (loss) income                                      (11,876)         5,275
   Retained earnings                                                                  116,900        178,961
------------------------------------------------------------------------------------ ------------- -----------
     Total stockholders' equity                                                       130,817        209,328
------------------------------------------------------------------------------------ ------------- -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $418,419       $480,923
------------------------------------------------------------------------------------ ------------- -----------
 *       Reclassified for comparative purposes.


                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                                                            Three months ended      Year ended January 31,
                                                                         January 31, (unaudited)
                                                                            2006         2005*          2006       2005*
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
NET SALES                                                                $ 124,544    $ 122,574      $ 497,407   $ 414,738
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
COST OF SALES                                                              104,623      100,886        414,499     348,080
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
GROSS PROFIT                                                                19,921       21,688         82,908      66,658


OPERATING EXPENSES:
   Selling, general and administrative expenses                             15,206       14,935         61,812      47,480
   Research and development expenses                                         6,275        7,322         25,128      18,641
   Identifiable intangible asset impairment                                    -            464         20,045         464
   Goodwill impairment                                                         -         74,233         13,674      74,233
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
OPERATING (LOSS) INCOME                                                     (1,560)     (75,266)       (37,751)    (74,160)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
Interest expense, net                                                        3,606        2,027         10,487       5,015
Other (income) expense, net                                                    (54)         351            (21)      1,612
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
(LOSS) INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                     (5,112)     (77,644)       (48,217)    (80,787)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
(Benefit) provision for income taxes                                        (5,344)     (20,402)        12,362     (21,289)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
INCOME (LOSS) BEFORE MINORITY INTEREST                                         232      (57,242)       (60,579)    (59,498)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
Minority interest                                                              252          108             83          (5)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
   NET (LOSS) INCOME                                                     $      (20)  $ (57,350)     $ (60,662)  $ (59,493)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
Net (loss) income per common share - basic                               $     -      $   (2.26)     $   (2.39)  $   (2.35)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
Net (loss) income per common share - diluted                             $     -      $   (2.26)     $   (2.39)  $   (2.35)
------------------------------------------------------------------------ ------------ ------------ ------------ ------------
Dividends per share                                                      $  0.01375   $  0.01375     $   0.055   $   0.055
------------------------------------------------------------------------ ------------ ------------ ------------ ------------


*     Reclassified for comparative purposes.

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         for the years ended January 31,
                             (Dollars in thousands)


                                                                                   2006         2005*
------------------------------------------------------------------------------ ------------- ------------
Cash flows from operating activities:
   Net (loss) income                                                            $ (60,662)   $ (59,493)
   Adjustments to reconcile net (loss) income to net cash provided by operating activities:
   Minority interest                                                                   83           (5)
   Depreciation and amortization                                                   23,622       24,875
   Impairment of fixed assets                                                       4,802        9,602
   Impairment of goodwill                                                          13,674       74,233
   Impairment of identifiable intangible assets                                    20,045          464
   Purchased in-process research and development                                     -             780
   Deferred income taxes                                                           10,649      (19,416)
   Loss on disposal of assets                                                         234          215
   Annual retainer to Board of Directors paid by the issuance of common stock         198          156
   Changes in assets and liabilities, net of effects from businesses acquired:
     Accounts receivable                                                           (5,092)       3,994
     Inventories                                                                   (6,765)      (1,288)
     Other current assets                                                             290           (2)
     Accounts payable                                                              15,467        2,797
     Accrued liabilities                                                              (39)        (623)
     Income taxes payable                                                            (958)      (5,449)
     Other current liabilities                                                      4,848       (4,475)
     Other liabilities                                                             (2,721)       6,450
     Other long-term assets                                                         1,624       (2,667)
     Other, net                                                                     1,519           43
------------------------------------------------------------------------------ ------------- ------------
       Net cash provided by operating activities                                   20,818       30,191
------------------------------------------------------------------------------ ------------- ------------
Cash flows from investing activities:
   Acquisition of businesses, net of cash acquired                                   -        (128,429)
   Acquisition of property, plant and equipment                                    (8,773)     (11,865)
   Proceeds from disposal of property, plant and equipment                             73       15,685
------------------------------------------------------------------------------ ------------- ------------
       Net cash used in investing activities                                       (8,700)    (124,609)
------------------------------------------------------------------------------ ------------- ------------
Cash flows from financing activities:
   Repayment of debt                                                             (131,079)        (775)
   Proceeds from new borrowings                                                   133,142       10,176
   (Decrease) increase in book overdrafts                                          (8,603)        3,753
   Financing cost of long term debt                                                (6,130)        (768)
   Proceeds from issuance of common stock, net                                        584          932
   Purchase of treasury stock                                                        (163)      (3,023)
   Common stock dividends paid                                                     (1,399)      (1,396)
   Payment of minority interest dividends                                            -             (10)
------------------------------------------------------------------------------ ------------- ------------
       Net cash (used in) provided by financing activities                        (13,648)     108,889
------------------------------------------------------------------------------ ------------- ------------
Effect of exchange rate changes on cash and cash equivalents                          368           78
------------------------------------------------------------------------------ ------------- ------------
(Decrease) increase in cash and cash equivalents                                   (1,162)      14,549
Cash and cash equivalents, beginning of fiscal year                                26,855       12,306
------------------------------------------------------------------------------ ------------- ------------
Cash and cash equivalents, end of fiscal year                                     $ 25,693    $ 26,855
------------------------------------------------------------------------------ ------------- ------------

*        Reclassified for comparative purposes.